UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2003

WOMEN FIRST HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26487	13-3919601
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5355 Mira Sorrento Place, Ste. 700

San Diego, CA 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 509-1171

Item 2. Acquisition or Disposition of Assets.

On December 19, 2003, in consideration for an up-front payment of $10 million in cash, Women First HealthCare, Inc. (the “Company”) granted an exclusive, royalty-free license to Shire Pharmaceuticals Ireland Limited (“Shire”) with respect to the Company’s Vaniqa® (eflornithine hydrochloride) Cream product limited to the following territories: European Union; Australia; Canada; Hong Kong; Israel; New Zealand; South Africa; South Korea; Singapore; Switzerland; Taiwan; and Thailand. The Company has retained the rights with respect to Vaniqa® Cream for all other territories, including the United States. The product is a topical cream clinically proven to slow the growth of unwanted facial hair in women.

Under the terms of the license and supply agreement between the Company and Shire, the Company sold and transferred to Shire certain trademarks, regulatory documentation and books and records relating to Vaniqa® Cream in the licensed territories and granted sublicenses of certain of the Company’s rights under its license agreement and related agreements with Bristol-Myers Squibb Company (“BMS”), The Gillette Company and their former joint venture. Under the terms of the license and supply agreement between the Company and Shire, for a limited period of time, the Company will permit Shire to purchase its supply of Vaniqa® Cream indirectly through the Company from BMS pursuant to the Company’s existing supply agreement with BMS.

In accordance with the terms of the Company’s convertible preferred stock, the Company has applied 75% of the net proceeds from the transaction to redeem a portion of its outstanding convertible preferred stock. The Company intends to use the remainder of the net proceeds for general working capital purposes. As part of the transaction, the holders of the Company’s senior secured notes and convertible preferred stock released their security interest in the assets sold to Shire under the terms of a collateral release and non-disturbance agreement.

The license and supply agreement is attached as Exhibit 2.1 and the collateral release and non-disturbance agreement is attached as Exhibit 10.1. The foregoing summary is qualified by reference to these documents, which are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information Exhibits.

Exhibit Number	Description of Exhibit

2.1*	License and Supply Agreement, dated as of December 15, 2003, by and between Women First HealthCare, Inc. and Shire Pharmaceuticals Ireland Limited.

10.1	Collateral Release and Non-Disturbance Agreement, dated as of December 15, 2003, by and among Women First HealthCare, Inc., Shire Pharmaceuticals Ireland Limited, CIBC WMC, Inc. and the Holders of Senior Secured Notes and Convertible Redeemable Preferred Stock named therein.

99.1	Unaudited Pro Forma Financial Statements.

*	Women First HealthCare, Inc. has requested confidential treatment with respect to portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2004	Women First HealthCare, Inc.

By: /s/ Richard G. Vincent
Richard G. Vincent
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1*	License and Supply Agreement, dated as of December 15, 2003, by and between Women First HealthCare, Inc. and Shire Pharmaceuticals Ireland Limited.

10.1	Collateral Release and Non-Disturbance Agreement, dated as of December 15, 2003, by and among Women First HealthCare, Inc. and Shire Pharmaceuticals Ireland Limited, CIBC WMC, Inc., the Holders of Senior Secured Notes and Convertible Redeemable Preferred Stock named therein.

99.1	Unaudited Pro Forma Financial Statements.

*	Women First HealthCare, Inc. has requested confidential treatment with respect to portions of this exhibit.